Principal Life Insurance Company
{ATTN: RIS Annuity Services
711 High Street
Des Moines, IA 50392-1770}

{PRINCIPAL PIVOT SERIES} VARIABLE ANNUITY APPLICATION

A Flexible Premium Variable Deferred Individual Annuity

1. Owner(s)

Primary Owner: Owner is a/an: ☒ Individual ☐ Trust ☐ Custodian/POA ☐ UTMA/UGMA

John J. Doe
Full Name (First, Middle, Last) — Trust Date (if applicable)

123 Main Street | Anytown | IA | 11111
Street Address | City | State | Zip

j.doe@aol.com
Email Address

07/01/1964 | ☒ M ☐ F | 123-45-6789 | (111) 111-1111
Date of Birth | Gender | Social Security or Tax ID # | Telephone Number

Joint Owner: Not applicable for Qualified contracts

Full Name (First, Middle, Last)

Date of Birth | ☐ M ☐ F Gender | Social Security or Tax ID # | ( ) Telephone Number

2. Annuitant(s)

Primary Annuitant: Complete only if different than owner

Full Name (First, Middle, Last)

Street Address | City | State | Zip

Date of Birth | ☐ M ☐ F Gender | Social Security or Tax ID # | ( ) Telephone Number

Joint Annuitant: Not applicable for Qualified contracts

Full Name (First, Middle, Last)

Date of Birth | ☐ M ☐ F Gender | Social Security or Tax ID # | ( ) Telephone Number

3. Type of Contract

Tax Status: {☒ Nonqualified (NQ) ☐ Traditional IRA ☐ IRA Transfer ☐ IRA Rollover ☐ Roth IRA ☐ Pension Trust ☐ SEP IRA ☐ SIMPLE IRA}

{If Qualified, date of the Contribution Year: ____________ If Roth IRA, date of the first contribution to any Roth IRA: ____________}

Premium Details	Amount	Personal Check	NQ Transfer	Transfer from IRA	Rollover from Eligible Qualified Plan
Initial Premium:	$ 10,000.00	☒	☐	☐	☐
Initial Premium:	$	☐	☐	☐	☐
Initial Premium:	$	☐	☐	☐	☐

Minimum Premium {$5000} Nonqualified, {$2000} Qualified, or {$100} Pre-Authorized Checking Withdrawal

Make checks payable to **Principal Life Insurance Company**

4. Owner's Beneficiary

Must designate at least one primary beneficiary.

Primary / Contingent

☒ Primary or ☐ Contingent — ____ % BETTY S. DOE (Print Full Name) — WIFE (Relationship to Owner) — 234-56-7890 (Social Security Number)

08/01/1969 (Date of Birth) — 123 MAIN STREET (Address) — ANYTOWN (City) — IA (State) — 11111 (Zip) — (111)111-1111 (Phone Number)

☐ or ☐ ____ % Print Full Name / Relationship to Owner / Social Security Number

Date of Birth / Address / City / State / Zip / ( ) Phone Number

☐ or ☐ ____ % Print Full Name / Relationship to Owner / Social Security Number

Date of Birth / Address / City / State / Zip / ( ) Phone Number

☐ or ☐ ____ % Print Full Name / Relationship to Owner / Social Security Number

Date of Birth / Address / City / State / Zip / ( ) Phone Number

☐ or ☐ ____ % Print Full Name / Relationship to Owner / Social Security Number

Date of Birth / Address / City / State / Zip / ( ) Phone Number

☐ or ☐ ____ % Print Full Name / Relationship to Owner / Social Security Number

Date of Birth / Address / City / State / Zip / ( ) Phone Number

Additional Designations Attached

☐ A separate page is attached with additional beneficiary designations. (Note: The date, contract number, and the signature of the owner must appear on all pages included as part of this request.)

5. Monthly Pre-Authorized Checking Withdrawal

☐ Monthly Pre-authorized Checking Withdrawal First Payment Drawn on Date: ____________ (MM/DD/YYYY) **Not available on 29th, 30th, or 31st of any month**

Payment Amount $ ____________

Transit Routing # ____________ Account # ____________ ☐ Checking ☐ Savings

6. Employer Information

Complete this section if {Payroll Deduct IRA, SEP IRA, Simple IRA, Pension Trust or a Nonqualified Employer Plan}

Name of Company / Name of Company Contact

Address / City / State / Zip / ( ) Phone Number

☐ Employer Billing (List Bill) Annualized Amount $ ________ Frequency: ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

7. Optional Riders

No Surrender Charge Rider

Liquidity Max: ☒ Yes ☐ No ***If neither box is marked then the rider will NOT be added.***

Death Benefit Riders *(only one can be selected)*

☒ Return of Premium Death Benefit

☐ Annual Step Up Death Benefit

Note: If no box is marked then an optional Death Benefit rider will NOT be added. Available to Owner(s) under age 71.

8. Premium Payment Allocation

The Allocations must total 100%. Use whole percentages.

	Payment Allocation		Payment Allocation
American Century VP Inflation Protection	%	Guggenheim Long Short Equity Fund	%
American Century VP Value Fund	%	Guggenheim Macro Opportunities Fund	%
American Funds IS Blue Chip Income and Growth	%	Guggenheim Multi-Hedge Strategies Fund	%
American Funds IS Global Small Capitalization	%	Invesco V.I. Balanced-Risk Allocation Fund	%
American Funds IS Managed Risk Asset Allocation	%	Invesco V.I. Global Health Care	%
American Funds IS Managed Risk Growth	%	Invesco V.I. International Growth	%
American Funds IS Managed Risk International	%	Janus Aspen Series Flexible Bond Portfolio	%
American Funds IS New World	%	LargeCap Blend II	%
Calvert VP EAFE Index	%	LargeCap Growth	20 %
Calvert VP Russell 2000 Index	%	MFS VIT International Value Portfolio	%
Calvert VP S&P 400 Index	%	MFS VIT Utilities	%
Diversified Balanced Managed Volatility	%	Money Market	20 %
Diversified Growth Managed Volatility	%	PIMCO VIT High Yield	%
Diversified International	%	PIMCO VIT Total Return	%
Deutsche Alternative Asset Allocation VIP	%	Principal Capital Appreciation	%
Deutsche Equity 500 Index	20 %	Real Estate	%
Deutsche SmallMidCap Value VIP	%	Rydex Commodities Strategy Fund	%
Equity Income	%	Rydex NASDAQ 100 Fund	%
Fidelity VIP Contra Fund	%	SAM Balanced	20 %
Fidelity VIP MidCap	%	SAM Conservative Balanced	%
Fidelity VIP Overseas	%	SAM Conservative Growth	%
Franklin Global Real Estate	%	SAM Flexible Income	%
Franklin Rising Dividends Fund	%	SAM Strategic Growth	10 %
Goldman Sachs MidCap Value Fund	%	Short-Term Income	%
Goldman Sachs SmallCap Equity Insight Fund	%	Small Cap Growth II	%
Government & High Quality Bond	10 %	SmallCap Value I	%
Guggenheim Floating Rate Fund	%	Templeton Global Bond Securities	%
Guggenheim Global Managed Futures Strategy Fund	%	Van Eck VIP Global Hard Assets Fund	%
			TOTAL 100%

9. Scheduled Transfers

Transfer Start Date (MM/DD/YYYY) ____________ Must be 30 days after issue date of contract. Not available on 29th, 30th, or 31st day of any month.

Frequency: {☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually}

{Use whole percentages and dollar amounts by the selected Division}

	Investment Option Transferring From	Amount	Investment Option Transferring To	Percentage
1.		$		
2.		$		
3.		$		
4.		$		

10. Automatic Portfolio Rebalancing

☐ I elect Automatic Portfolio Rebalancing

Unless you direct otherwise, the Contract Accumulated Value, will be automatically rebalanced according to the Premium Payment Allocations you made in Section 9 of this application.

Frequency: { ☐ Quarterly ☐ Semi-Annually ☐ Annually ☐ One Time Rebalancing (Specify effective date below) }

Effective Date: ________________ Not available on the 29th, 30th, or 31st of any month. If a date is not specified, the effective date will be the contract Anniversary date.

11. Telephone and Internet Authorization

I (We) want telephone services as described in the prospectus. ☒ Yes ☐ No

I (We) want Internet transaction services for the sales representative as described in the prospectus. ☐ Yes ☒ No

Internet instructions received from the sales representative will be binding on all contract owners*

*The contract owner may elect to perform financial transactions on the Internet upon establishing a Personal Identification Number on the Principal Financial Group web site.

If these boxes are not checked telephone and Internet services are not available. Telephone or Internet instructions received from any joint contract owner will be binding on all owners.

NOTE: Authorization for these services can be revoked at any time by providing us written notice.

12. Replacement Information to be Completed by Owner

Do you have any pending or inforce life insurance coverage or annuity contracts? ☒ Yes ☐ No

If yes, will this annuity replace or change any pending or inforce life insurance or annuity contracts? ☐ Yes ☒ No

13. Replacement Information to be Completed by Agent

Does the applicant have, or are you aware that the applicant has, any pending or inforce life insurance or annuity contracts? ☒ Yes ☐ No

Do you have any reason to believe this annuity will replace or change any pending or inforce life insurance or annuity contracts? ☐ Yes ☒ No

14. Owner's Signature

I have read this application and have had the opportunity to read the prospectus. I have been given the opportunity to ask questions regarding this investment and they have been answered to my satisfaction. **I understand the following about the contract I am purchasing:**

- **Benefits based on the performance of the separate account will decrease or increase with investment experience and are not guaranteed as to dollar amount.**
- Optional features ("riders") are available to me. I have reviewed my own circumstances to determine if a rider's benefit, cost and restrictions are appropriate for me. Refer to the Riders section of the prospectus for details.

I agree: (1) I have read this application and all statements and answers as they pertain to me are true and complete to the best of my knowledge and belief.

(2) Such statements and answers are the basis for any contract issued, and no information about me will be considered to have been given to The Principal unless it is stated in this application.

(3) A marketer does not have authorization to accept risk, or make, void, waive or change any conditions of this application, the contract or any premium receipt.

(4) The Principal will have no liability until a contract is issued on this application and delivered to, and accepted by the owner, while each proposed owner and annuitant are alive.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Signed At City: ANYTOWN State: IA Date: 09/01/2014

Contract Owner	**Joint Owner**
X *John J. Doe*	X
Owner's Signature	Joint Owner's Signature
John J. Doe	
Print Owner's Name	Print Joint Owner's Name

15. Marketer's Statement

If required, I have provided the applicant with the appropriate Compensation Disclosure form.

Producer Certification for Replacement Transaction: By my signature, I hereby certify that I have used only the company's approved sales material in connection with this sale and that copies of all sales materials, prospectus and/or illustrations used were left with the applicant. I further certify that this replacement transaction follows the company's written replacement policy.

Marketer #1	**Marketer #2**
Susan A. Agent	
Marketer's Signature	Marketer's Signature
Susan A. Agent	
Print Marketer's Name	Print Marketer's Name
A001-001	
Principal Marketer ID (or Detail Code)	Principal Marketer ID (or Detail Code)
Agency One	
Agency Office/Bank Name	Agency Office/Bank Name
Phone Number: 111-111-2222 Email: s.agent@principal.com	Phone Number: Email:
Selling Split %: 100 Servicing Split %: 100	Selling Split %: Servicing Split %:

☐ This sale involves the split commissions as indicated above and one of the representatives is registered with a broker dealer other than Princor. (Submission of the Broker/Dealer Acknowledgment Form, {MM 2117} is required.)

Commission Options - Refer to your commission schedule or verify with your broker/dealer to confirm that the option you select is available. (If the Liquidity Max Rider in Section 7. is elected then a Commission Option cannot be selected)

{☐ Option A ☐ Option B ☐ Option C ☐ Option D}